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                                                                   EXHIBIT(J)(2)

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports for the Goldman Sachs Trust - Tax-Free Fixed Income Funds, High Yield Fund and Taxable Investment Grade Fixed Income Funds dated December 10, 1999 (and to all references to our firm) included or incorporated by reference in Post-Effective Amendment No. 71 and Amendment No. 73 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                             /s/Arthur Andersen LLP



Boston, Massachusetts
February 16, 2001